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                                                                  EXHIBIT (a)(5)


                          CAPSTEAD MORTGAGE CORPORATION
                           OFFER TO PURCHASE FOR CASH
                     UP TO 10,000,000 SHARES OF COMMON STOCK
                    AT A PURCHASE PRICE OF $ 4.55 PER SHARE


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     THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M. NEW
YORK CITY TIME, ON JANUARY 14, 2000, UNLESS THE OFFER IS EXTENDED.
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                                December 9, 1999

To Our Clients:


          Enclosed for your consideration are the Offer to Purchase, dated December 9, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Capstead Mortgage Corporation, a Maryland corporation (the "Company"), to purchase up to 10,000,000 shares of its Common Stock, par value $0.01 per share ("Common Stock"), net to the seller, at a cash purchase price of $ 4.55 per share (the "Purchase Price"), without interest, upon the terms and subject to the conditions of the Offer.

          Subject to the foregoing, all shares of Common Stock properly tendered prior to the Expiration Date (as defined in the Offer to Purchase) and not properly withdrawn, will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration provisions. Shares not purchased because of the proration provisions will be returned at the Company's expense to the stockholders who tendered such shares.

          The Company reserves the right, in its sole discretion, to purchase more than an aggregate of 10,000,000 shares of Common Stock pursuant to the Offer.

          Upon the terms and subject to the conditions of the Offer, if at the Expiration Date more than 10,000,000 shares of Common Stock (or such greater number of shares as the Company may elect to purchase) are properly tendered and not properly withdrawn, the Company will buy such shares of Common Stock first from any person (an "Odd Lot Holder") who owned of record or beneficially, as of the close of business on December 8, 1999, and who continues to own of record or beneficially, as of the Expiration Date, an aggregate of fewer than 100 shares and so certifies in the appropriate place on the Letter of Transmittal (and, if applicable, on a Notice of Guaranteed Delivery) and who properly tenders all such person's shares, and then on a pro rata basis from all other stockholders who properly tender such shares (and do not properly withdraw such shares prior to the Expiration Date).

          A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE STOCKHOLDER OF RECORD THEREOF AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

          Accordingly, we request instructions as to whether you wish to tender any or all of the shares held by us for your account, upon the terms and subject to the conditions of the Offer.

          Please note the following:

          1. You may designate the order in which the Company will purchase your shares in the event of proration.


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          2.   The Offer is not conditioned on any minimum number of shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

          3. The Offer, proration period and withdrawal rights will expire at 5:00 P.M., New York City time, on January 14, 2000, unless the Offer is extended.

          4. The Offer is for 10,000,000 shares of Common Stock, constituting in the aggregate approximately 18% of the shares outstanding as of December 8, 1999.

          5. The Board of Directors of the Company has approved the Offer. However, neither the Company, its Board of Directors or the Dealer Manager (as defined in the Offer to Purchase) makes any recommendation to stockholders as to whether to tender or refrain from tendering shares. Each stockholder must make the decision whether to tender such stockholder's shares and, if so, how many shares to tender. The directors and officers of the Company have agreed not to participate in the Offer.

          6. Tendering stockholders will not be obligated to pay any brokerage fees or commissions or solicitation fees to the Company, the Dealer Manager, the Depositary, or the Information Agent (each as defined in the Offer to Purchase) or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the transfer of shares pursuant to the Offer.


          If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your shares, all such shares will be tendered unless otherwise indicated on the attached Instruction Form.

          PLEASE FORWARD YOUR INSTRUCTION FORMS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

          As described in the Offer to Purchase, if more than 10,000,000 shares of Common Stock (or such greater number of shares as the Company may elect to purchase in accordance with the Offer) have been properly tendered and not properly withdrawn prior to the Expiration Date, the Company will purchase tendered shares of such Common Stock on the basis set forth below:

          1. first, the Company will purchase all shares of Common Stock properly tendered and not properly withdrawn prior to the Expiration Date by any Odd Lot Holder who owned of record or beneficially, as of the close of business on December 8, 1999 and continues to own of record or beneficially, as of the Expiration Date, an aggregate of fewer than 100 shares of Common Stock and who:

               (a) tenders all shares owned of record or beneficially by such Odd Lot Holder (tenders of less than all shares owned by such Odd Lot Holder will not qualify for this preference); and

               (b) completes the box captioned "Odd Lots" in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery; and


          2. second, after purchasing of all of the foregoing shares of Common Stock, the Company will purchase all other shares of Common Stock properly tendered and not properly withdrawn prior to the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchases of fractional shares) as described in the Offer to Purchase.


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         The Offer (i) is being mailed to stockholders of record of shares of
Common Stock as of December 8, 1999 and (ii) will be furnished to Brokers and Other Nominees (both as defined in the Offer to Purchase) whose names, or the names of whose nominees, appear on The Company's list of holders of Common Stock as of December 8, 1999 or, if applicable, who are listed as participants in a clearing agency's security position listing as of December 8, 1999. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities or other laws of such jurisdiction.


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             INSTRUCTION FORM WITH RESPECT TO THE OFFER TO PURCHASE
               FOR CASH UP TO 10,000,000 SHARES OF COMMON STOCK OF
                          CAPSTEAD MORTGAGE CORPORATION
                     AT A PURCHASE PRICE OF $4.55 PER SHARE

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated December 9, 1999 and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), in connection with the offer by Capstead Mortgage Corporation, a Delaware corporation (the "Company"), to purchase up to 10,000,000 shares of Common Stock of the Company (the "Common Stock") at a cash purchase price of $4.55 per share.

          This will instruct you to tender to the Company the number of shares indicated below held by you for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the shares held by you for the account of the undersigned) upon the terms and subject to the conditions set forth in the Offer.

          THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

          Number of shares of Common Stock to be Tendered:                     *
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                                           SIGN HERE


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                                           Please type or print name(s)


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                                           Date:
                                                --------------------------------


                                           Area Code and Telephone Number:


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                                           Taxpayer Identification or Social
                                           Security Number:


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*    Unless otherwise indicated, it will be assumed that we should tender all of the shares held by us for your account.


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